UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 09 2017

SoOum Corp
(Name of small business in its charter)

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Minnesota	000-7475	41-0831186
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
590 Madison Avenue Suite 1800 New York, NY 10022
(Address of principal executive offices)

Registrant's telephone number:  (480) 287-6675

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 – Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October  09, 2017 the Board of Directors appointed Mr. Terence Byrne as Chief Finance Officer of SoOum Corp. The parties signed a independent contractor compensation agreement with Terence Byrne as a payment plan for S-8 registered common shares and cash wages. Mr. Byrne is not a Director of the Board of SoOum Corp and is the Chief Finance Officer.

The agreement was written and signed by by the Company with Terence Byrne as an overall effort to bolster operations by enabling Mr. Byrne  to perform the following: Aid to increase the Company’s balance sheet, cash flow and coordinate with its operations to set up the Company’s global offices, set up and maintain the Company’s global travel plan, recruit and manage the highest talented Deal Architects (as defined in the Company’s “Commission Agreement”), recruit and manage supporting staff, work with the Company’s Board of Directors to hone and enhance its arbitrage model as defined in the Company’s business plan, and ultimately ensure the good working condition of the Company’s overall operations.

Terence Byrne (CFO’17) was born in Yonkers, New York in 1958. He received a B.A. degree in economics from Villanova University of Villanova, Pennsylvania in 1980. In 1980 he joined International Signal & Control (subsidiary - ESI) as a business developer in the countries of Nigeria, Israel, Pakistan, India and other frontier nations driving company revenues within these markets from $40,000,000 to $2,000,000,000. In 1985 Mr. Bryne started up Allivane ltd in London, UK which marketed and sold fuse technologies internationally and also built fuse plants including the entire assembly line. In 1989 Terence (through Byrn Industries) bought Breed Industries Defense Systems (Alan Breed) in Boonton, New Jersey for $10,000,000 while purchasing Newmax Corp (owned by Tataran) for $12,000,000 and delivered contracts and merged into Digital Optronics, Inc. Digital Optronics a NASDAQ Company. Mr Byrne acted as Chairman and CEO during the development (bringing in customers such as Lockheed Martin) and sale of these group of companies. In 1995 Mr. Byrne was asked to take over as CEO of Tirex Corp and tasked with the responsibility of building a plant to recycle tire(rubber). He raised $21,00,000 for the construction of said manufacturing plant and fully operated the company to an enterprise value of $145,000,000 in 2000. In 2003 Mr. Byrne created  Bartholomew International Investments, Inc. in NYC where he completed roughly 95 reverse mergers and successfully funded approximately $30,000,000 to early stage and micro cap companies. Throughout the period of 2009 through 2017 Terence consulted companies like Mosaic Capital in Los Angeles, CA transitioning to a corporate finance group from an original M&A structure and developing transactions for the group for $10,000,000. During this time he acted in various interim and full-time officer/director capacities in attempting to get micro cap companies financed, operationally structured and developed. Presently, Mr. Byrne acts as the CFO of SoOum Corp during the redevelopment of the company’s global online trading platform directing the finance, reporting and working with the Board to develop operations and the over business model.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SOOUM CORP
Dated: October 09, 2017	By:	/s/ William Westbrook William Westbrook
	Title:	President